Exhibit 99

ACADIA HEALTHCARE REPORTS FIRST QUARTER 2024 RESULTS, AFFIRMS FULL YEAR 2024 GUIDANCE

FRANKLIN, Tenn. (May 1, 2024) – Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the first quarter ended March 31, 2024.

First Quarter Highlights

●	Revenue totaled $768.1 million, an increase of 9.1% over the first quarter of 2023
●	Same facility revenue increased 9.2% compared with the first quarter of 2023, including an increase in revenue per patient day of 6.9% and an increase in patient days of 2.2%
●	Net income attributable to Acadia totaled $76.4 million, or $0.83 per diluted share
●	Adjusted income attributable to Acadia totaled $77.3 million, or $0.84 per diluted share
●	Adjusted EBITDA totaled $173.9 million, an increase of 14.9% over the first quarter of 2023
●	Adjusted EBITDA margin of 22.6%, an increase of 110 basis points over the first quarter of 2023
●

Continued progress on the execution of the Company’s growth strategy, including the addition of 27 beds to the Company’s existing facilities and through opening one new specialty de novo facility and acquiring one specialty provider and three comprehensive treatment centers (“CTCs”)

●	Opened a 100-bed acute care hospital in Mesa, Arizona, in April 2024.

Adjusted income attributable to Acadia and Adjusted EBITDA are non-GAAP financial measures. A reconciliation of all non-GAAP financial measures in this press release begins on page 9.

First Quarter Results

Chris Hunter, Chief Executive Officer of Acadia Healthcare Company, remarked, “We are pleased with our solid financial and operating performance for the first quarter of 2024, with year-over-year top line growth of 9.1%. Strong operating leverage, including continued improvement in our labor trends, helped drive year-over-year EBITDA growth of 14.9%. Overall, we continue to see a robust need for our behavioral health services and remain confident in our ability to meet our strategic growth objectives in 2024, including the addition of approximately 1,200 new beds this year. With a proven operating model, a patient-centric approach across the continuum of care, and a strong focus on clinical quality, we are well positioned to meet expected demand and continue to provide safe, quality patient care for those seeking treatment for mental health and substance use issues.”

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ACHC Reports First Quarter 2024 Results

May 1, 2024

Strategic Investments for Long-Term Growth

During the first quarter of 2024, the Company continued to advance its growth strategy with the following accomplishments through its five distinct growth pathways.

●	Facility Expansions – Added 27 beds to existing facilities in the first quarter. The Company expects to add more than 400 beds to existing facilities in 2024.

●

De Novo Facilities – Opened a new 20-bed specialty facility, Sabal Palms Recovery Center, located near Tampa, Florida, that will provide residential addiction treatment services. Following the end of the quarter, Acadia opened a new 100-bed acute care hospital, Agave Ridge Behavioral Hospital, in Mesa, Arizona.

●

Joint Ventures – In January, Acadia announced a new joint venture partnership with Ascension Seton, one of the nation’s leading integrated healthcare systems, for a behavioral health hospital in Austin, Texas. This hospital, expected to open later in 2024, marks the Company’s second joint venture partnership with Ascension. During the quarter, the Company also commenced construction on two new hospitals, holding ground-breaking ceremonies in Apopka, Florida, in partnership with Orlando Health, and in Malden, Massachusetts, in partnership with Tufts Medicine. Acadia has 21 joint venture partnerships for 22 hospitals, with 11 hospitals already in operation and 11 additional hospitals expected to open over the next few years.

●

Acquisitions – In February, the Company closed the previously announced acquisition of Turning Point Centers, a 76-bed specialty provider of substance use disorder and primary mental health treatment services that supports the Salt Lake City, Utah, metropolitan market. In March, the Company completed the acquisition of three CTCs in North Carolina, serving patients in Raleigh, Greenville, Hillsborough, and their respective surrounding communities. With these additions, Acadia now operates 10 CTC locations in North Carolina and 160 locations in 32 states across the country.

●

Extend Continuum of Care – Expanded treatment options by adding 15 outpatient programs during the first quarter. These programs include Partial Hospitalization Programs (PHP), Intensive Outpatient Programs (IOP) or virtual services.

Cash and Liquidity

Acadia has continued to maintain a strong financial position with sufficient capital to make strategic investments in its business. As of March 31, 2024, the Company had $77.3 million in cash and cash equivalents and $371.5 million available under its $600 million revolving credit facility with a net leverage ratio of approximately 2.6x.

Net leverage ratio is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures in this press release begins on page 9.

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ACHC Reports First Quarter 2024 Results

May 1, 2024

Financial Guidance

Acadia today affirmed its previously announced financial guidance for 2024, as follows:

2024 Guidance Range
Revenue (1)	$3.18 to $3.25 billion
Adjusted EBITDA (1)	$730 to $770 million
Adjusted earnings per diluted share (1)	$3.40 to $3.70
Interest expense	$110 to $120 million
Tax rate	24.5% to 25.5%
Depreciation and amortization expense	$150 to $160 million
Stock compensation expense	$40 to $45 million
Operating cash flows	$525 to $575 million
Expansion capital expenditures	$425 to $475 million
Maintenance and IT capital expenditures	$90 to $110 million

Total bed additions, excluding acquisitions	Approx. 1,200 beds

(1)

Includes one-time payments from a state of approximately $10 million (or $0.09 per diluted share) for the year, of which approximately $7 million (or $0.06 per diluted share) was received in the first quarter of 2024.

The Company’s guidance does not include the impact of any future acquisitions, divestitures, transaction, legal and other costs or non-recurring legal settlements expense.

Conference Call

Acadia will hold a conference call to discuss its first quarter financial results at 8:00 a.m. Central/9:00 a.m. Eastern Time on Thursday, May 2, 2024. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available for 30 days.

About Acadia

Acadia is a leading provider of behavioral healthcare services across the United States. As of March 31, 2024, Acadia operated a network of 258 behavioral healthcare facilities with approximately 11,300 beds in 38 states and Puerto Rico. With approximately 23,500 employees serving more than 75,000 patients daily, Acadia is the largest stand-alone behavioral healthcare company in the U.S. Acadia provides behavioral healthcare services to its patients in a variety of settings, including inpatient psychiatric hospitals, specialty treatment facilities, residential treatment centers and outpatient clinics.

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ACHC Reports First Quarter 2024 Results

May 1, 2024

Forward-Looking Information

This press release contains forward-looking statements. Generally, words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this press release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) potential difficulties in successfully integrating the operations of acquired facilities or realizing the expected benefits and synergies of our facility expansions, acquisitions, joint ventures and de novo transactions; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from government and commercial payors; (iv) the occurrence of patient incidents, governmental investigations, litigation and adverse regulatory actions, which could adversely affect the price of our common stock and result in substantial payments and incremental regulatory burdens; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; (vi) potential disruptions to our information technology systems or a cybersecurity incident; and (vii) potential operating difficulties, including, without limitation, disruption to the U.S. economy and financial markets; reduced admissions and patient volumes; increased costs relating to labor, supply chain and other expenditures; changes in competition and client preferences; and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategies. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

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ACHC Reports First Quarter 2024 Results

May 1, 2024

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(In thousands, except per share amounts)

Revenue	$768,051	$704,267

Salaries, wages and benefits (including equity-based compensation expense of $8,678 and $7,629, respectively)	417,523	391,177
Professional fees	45,688	41,125
Supplies	26,652	26,021
Rents and leases	11,863	11,424
Other operating expenses	101,073	90,838
Depreciation and amortization	36,347	31,569
Interest expense, net	27,214	19,999
Transaction, legal and other costs	2,847	6,471
Total expenses	669,207	618,624
Income before income taxes	98,844	85,643
Provision for income taxes	20,074	19,085
Net income	78,770	66,558
Net income attributable to noncontrolling interests	(2,387)	(543)
Net income attributable to Acadia Healthcare Company, Inc.	$76,383	$66,015

Earnings per share attributable to Acadia Healthcare Company, Inc. stockholders:
Basic	$0.84	$0.73
Diluted	$0.83	$0.72

Weighted-average shares outstanding:
Basic	91,363	90,101
Diluted	92,010	91,391

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ACHC Reports First Quarter 2024 Results

May 1, 2024

Acadia Healthcare Company, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2024	2023
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$77,303	$100,073
Accounts receivable, net	386,191	361,451
Other current assets	147,312	134,476
Total current assets	610,806	596,000
Property and equipment, net	2,376,059	2,266,610
Goodwill	2,261,026	2,225,962
Intangible assets, net	73,352	73,278
Deferred tax assets	2,777	6,658
Operating lease right-of-use assets	121,346	117,780
Other assets	71,881	72,553
Total assets	$5,517,247	$5,358,841

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$61,452	$29,219
Accounts payable	156,130	156,132
Accrued salaries and benefits	118,005	141,901
Current portion of operating lease liabilities	26,815	26,268
Other accrued liabilities	119,911	532,261
Total current liabilities	482,313	885,781
Long-term debt	1,794,296	1,342,548
Deferred tax liabilities	15,527	1,931
Operating lease liabilities	103,352	100,808
Other liabilities	146,404	140,113
Total liabilities	2,541,892	2,471,181
Redeemable noncontrolling interests	109,333	105,686
Equity:
Common stock	916	913
Additional paid-in capital	2,657,002	2,649,340
Retained earnings	208,104	131,721
Total equity	2,866,022	2,781,974
Total liabilities and equity	$5,517,247	$5,358,841

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ACHC Reports First Quarter 2024 Results

May 1, 2024

Acadia Healthcare Company, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(In thousands)
Operating activities:
Net income	$78,770	$66,558
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	36,347	31,569
Amortization of debt issuance costs	1,016	824
Equity-based compensation expense	8,678	7,629
Deferred income taxes	17,476	212
Other	(4,094)	1,089
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(22,930)	(23,968)
Other current assets	(15,629)	(23,430)
Other assets	696	(1,436)
Accounts payable and other accrued liabilities	(403,340)	13,633
Accrued salaries and benefits	(25,024)	(30,386)
Other liabilities	6,749	2,114
Net cash (used in) provided by operating activities	(321,285)	44,408

Investing activities:
Cash paid for acquisitions, net of cash acquired	(50,353)	—
Cash paid for capital expenditures	(142,410)	(66,525)
Proceeds from sale of property and equipment	9,056	409
Other	(907)	(794)
Net cash used in investing activities	(184,614)	(66,910)

Financing activities:
Borrowings on long-term debt	350,000	—
Borrowings on revolving credit facility	160,000	40,000
Principal payments on revolving credit facility	(15,000)	—
Principal payments on long-term debt	(10,242)	(5,313)
Payment of debt issuance costs	(1,518)	—
Repurchase of shares for payroll tax withholding, net of proceeds from stock option exercises	(1,013)	(47,671)
Contributions from noncontrolling partners in joint ventures	2,280	1,655
Distributions to noncontrolling partners in joint ventures	(1,020)	—
Other	(358)	11
Net cash provided by (used in) financing activities	483,129	(11,318)

Net decrease in cash and cash equivalents	(22,770)	(33,820)
Cash and cash equivalents at beginning of the period	100,073	97,649
Cash and cash equivalents at end of the period	$77,303	$63,829
	$-	$-
Effect of acquisitions:
Assets acquired, excluding cash	$55,309	$—
Liabilities assumed	(3,456)	—
Contingent consideration issued in connection with an acquisition	(1,500)	—
Cash paid for acquisitions, net of cash acquired	$50,353	$—

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ACHC Reports First Quarter 2024 Results

May 1, 2024

Acadia Healthcare Company, Inc.

Operating Statistics

(Unaudited, Revenue in thousands)

	Three Months Ended March 31,
	2024	2023	% Change
Same Facility Results (1)
Revenue	$756,256	$692,420	9.2%
Patient Days	757,990	741,711	2.2%
Admissions	48,158	49,006	-1.7%
Average Length of Stay (2)	15.7	15.1	4.0%
Revenue per Patient Day	$998	$934	6.9%
Adjusted EBITDA margin	28.7%	27.5%	120 bps

Facility Results
Revenue	$768,051	$704,267	9.1%
Patient Days	768,678	754,858	1.8%
Admissions	49,058	49,906	-1.7%
Average Length of Stay (2)	15.7	15.1	3.6%
Revenue per Patient Day	$999	$933	7.1%
Adjusted EBITDA margin	27.5%	26.5%	100 bps

(1) Same facility results for the periods presented include facilities we have operated for more than one year and exclude certain closed services.

(2) Average length of stay is defined as patient days divided by admissions.

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ACHC Reports First Quarter 2024 Results

May 1, 2024

Acadia Healthcare Company, Inc.

Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA

(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$76,383	$66,015
Net income attributable to noncontrolling interests	2,387	543
Provision for income taxes	20,074	19,085
Interest expense, net	27,214	19,999
Depreciation and amortization	36,347	31,569
EBITDA	162,405	137,211

Adjustments:
Equity-based compensation expense (a)	8,678	7,629
Transaction, legal and other costs (b)	2,847	6,471
Adjusted EBITDA	$173,930	$151,311

Adjusted EBITDA margin	22.6%	21.5%

See footnotes on page 11.

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ACHC Reports First Quarter 2024 Results

May 1, 2024

Acadia Healthcare Company, Inc.

Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to

Adjusted Income Attributable to Acadia Healthcare Company, Inc.

(Unaudited)

	Three Months Ended March 31,
	2024	2023
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$76,383	$66,015

Adjustments to income:
Transaction, legal and other costs (b)	2,847	6,471
Provision for income taxes	20,074	19,085
Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.	99,304	91,571
Income tax effect of adjustments to income (c)	22,011	22,920
Adjusted income attributable to Acadia Healthcare Company, Inc.	$77,293	$68,651

Weighted-average shares outstanding - diluted	92,010	91,391

Adjusted income attributable to Acadia Healthcare Company, Inc. per diluted share	$0.84	$0.75

See footnotes on page 11.

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ACHC Reports First Quarter 2024 Results

May 1, 2024

Acadia Healthcare Company, Inc.

Footnotes

We have included certain financial measures in this press release, including those listed below, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC.  These non-GAAP financial measures include, and are defined, as follows:

• EBITDA:  net income attributable to Acadia Healthcare Company, Inc. adjusted for net income attributable to noncontrolling interests, provision for income taxes, net interest expense and depreciation and amortization.

• Adjusted EBITDA: EBITDA adjusted for equity-based compensation expense and transaction, legal and other costs.

• Adjusted EBITDA margin: Adjusted EBITDA divided by revenue.

• Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc.: net income attributable to Acadia Healthcare Company, Inc. adjusted for transaction, legal and other costs and provision for income taxes.

• Adjusted income attributable to Acadia Healthcare Company, Inc.: Adjusted income before income taxes attributable to Acadia Healthcare Company, Inc. adjusted for the income tax effect of adjustments to income.

• Net leverage ratio: Long-term debt (excluding $11.2 million of unamortized debt issuance costs, discount and premium) less cash and cash equivalents divided by Adjusted EBITDA for the trailing twelve months.

The non-GAAP financial measures presented herein are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The non-GAAP financial measures presented herein are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies. We have included information concerning the non-GAAP financial measures in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present similar non-GAAP financial measures when reporting their results. Because the non-GAAP financial measures are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, the non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures of other companies. Our presentation of these non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

The Company is not able to provide a reconciliation of projected Adjusted EBITDA and adjusted earnings per diluted share, where provided, to expected results due to the unknown effect, timing and potential significance of transaction-related expenses and the tax effect of such expenses.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents transaction, legal and other costs incurred by Acadia primarily related to legal, management transition, termination, restructuring, acquisition and other similar costs.

(c) Represents the income tax effect of adjustments to income based on tax rates of 22.2% and 25.0% for the three months ended March 31, 2024 and 2023, respectively.

Investor Contact:

Patrick Feeley

Senior Vice President, Investor Relations

(615) 861-6000

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